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                                                                     EXHIBIT 3.4



                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF

                     VISITORS SERVICES INTERNATIONAL CORP.



Pursuant the provisions of Section 607.1006, Florida Statutes, this corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is hereby changed by amending Article I of the Articles of Incorporation to read as follows:


                                   ARTICLE I

THE NAME OF THE CORPORATION SHALL BE TELESERVICES INTERNATIONAL GROUP, INC.


SECOND: The amendment was adopted on March 3, 1997, by resolution of the board of directors and the written consent of the stockholders, in accordance with
Section 607.0704, Florida Statutes, representing a sufficient number of votes necessary to approve this amendment.

Signed this 3rd day of March, 1997.



                                       By: /s/ Stephen G. McLean
                                           -------------------------------------
                                           Steve McLean, Chief Executive Officer


ATTEST:


/s/ Paul W. Henry
----------------------------
Paul W. Henry, Secretary